Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based upon the historical financial statements of Lantronix, Inc. (“Lantronix”), after giving effect to the acquisition of (i) the Transition Networks and Net2Edge businesses of Communication Systems, Inc. (collectively, the “Electronics & Software Segment” or “E&S Segment”), which was closed on August 2, 2021, and (ii) Intrinsyc Technologies Corporation (“Intrinsyc”), which was closed on January 16, 2020. The unaudited pro forma condensed combined financial information also gives effect to the transactions undertaken to finance the acquisition of the E&S Segment.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021, combines the historical balance sheets of Lantronix and the E&S Segment, giving effect to the acquisition of the E&S Segment as if it had been completed on March 31, 2021. Since the Intrinsyc acquisition occurred on January 16, 2020, Lantronix’s historical balance sheet includes the effects of that acquisition and no pro forma adjustment was necessary to present the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2021 gives effect to the acquisition of the E&S Segment and the related financing transactions, as if they had each occurred on July 1, 2020. This information includes Lantronix’s unaudited condensed consolidated statement of operations for the nine months ended March 31, 2021, combined with the E&S Segment’s unaudited combined statements of operations for the twelve months ended December 31, 2020 and three months ended March 31, 2021 and subtracting the unaudited combined statements of operations for the six months ended June 30, 2020. The Lantronix consolidated statement of operations for the nine months ended March 31, 2021 includes the full impact of the Intrinsyc operations as the acquisition of Intrinsyc closed on January 16, 2020.

The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2021 gives effect to the acquisition of the E&S Segment and the related financing transactions, as if they had each occurred on July 1, 2020. This information includes Lantronix’s unaudited condensed consolidated statement of operations for the nine months ended March 31, 2021, combined with the E&S Segment’s unaudited combined statements of operations for the twelve months ended December 31, 2020 and three months ended March 31, 2021 and subtracting the unaudited combined statements of operations for the six months ended June 30, 2020. The Lantronix consolidated statement of operations for the nine months ended March 31, 2021 includes the full impact of the Intrinsyc operations as the acquisition of Intrinsyc closed on January 16, 2020.

The following unaudited pro forma condensed combined financial information and related notes present the historical financial information of Lantronix, the E&S Segment and Intrinsyc adjusted to give pro forma effect to events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by Lantronix with the Securities and Exchange Commission.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisitions had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments represent Lantronix’s management’s best estimate and are based upon currently available information and certain assumptions that Lantronix believes are reasonable under the circumstances. The final valuation may materially change the allocation of the purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information. Refer to footnote 1 to the unaudited pro forma condensed combined financial information for more information on the basis of preparation.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(In thousands)

	Lantronix	E&S Segment	Pro Forma Debt				Pro Forma
	Historical	Historical	Financing		Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$8,277	$251	$29,500	(i)	$(799	)(g)	$8,669
			(4,050	)(j)	(24,510	)(f)
Accounts receivable, net	11,623	5,509	–		–		17,132
Inventories	15,079	8,090	–		431	(b)	23,600
Contract manufacturers' receivables	1,258	–	–		–		1,258
Prepaid expenses and other current assets	2,337	450	–		–		2,787
Total current assets	38,574	14,300	25,450		(24,878)		53,446
Property and equipment, net	1,442	161	–		–		1,603
Goodwill	15,810	–	–		2,269	(e)	18,079
Purchased intangible assets, net	9,934	–	–		11,495	(c)	21,429
Lease right-of-use assets	2,266	109	–		–		2,375
Other assets	243	1,240	–		(1,240	)(d)	243
Total assets	$68,269	$15,810	$25,450		$(12,354)		$97,175

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,791	$2,020	$–		$–		$8,811
Accrued payroll and related expenses	2,427	970	–		–		3,397
Short-term debt, net	1,472	–	2,950	(i)	–		2,950
			(1,472	)(j)
Other current liabilities	8,033	2,637	–		(1,379	)(d)	9,291
Total current liabilities	18,723	5,627	1,478		(1,379)		24,449
Long-term debt, net	2,578	–	26,550	(i)			26,550
			(2,578	)(j)
Other non-current liabilities	1,061	107	–		(100	)(d)	1,068
Total liabilities	22,362	5,734	25,450		(1,479)		52,067

Commitments and contingencies

Stockholders' equity:
Common stock	3	–	–		–		3
Additional paid-in capital	248,600	–	–		–		248,600
Retained earnings (accumulated deficit)	(203,067)	10,755	–		(10,755	)(h)	(203,866)
					(799	)(g)
Accumulated other comprehensive income (loss)	371	(679)	–		679	(h)	371
Total stockholders' equity	45,907	10,076	–		(10,875)		45,108
Total liabilities and stockholders' equity	$68,269	$15,810	$25,450		$(12,354)		$97,175

See accompanying notes.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2020

(In thousands, except per share data)

			Intrinsyc	E&S	Pro Forma		E&S Segment
	Lantronix	Intrinsyc	Pro Forma	Segment	Debt		Pro Forma	Pro Forma
	Historical	Historical	Adjustments	Historical	Financing		Adjustments	Combined

Net revenue	$59,878	$11,652	$–	$44,603	$–		$–	$116,133
Cost of revenue	32,978	7,847	–	24,475	–		–	65,300
Gross profit	26,900	3,805	–	20,128	–		–	50,833
Operating expenses:
Selling, general and administrative	19,582	3,015	–	11,293	–		–	33,890
Research and development	9,691	620	–	4,898	–		–	15,209
Restructuring, severance and related charges	3,844	–	–	–	–		–	3,844
Acquisition-related costs	2,284	–	–	–	–		–	2,284
Amortization of purchased intangible assets	2,037	–	1,618 (p)	–	–		4,801 (c)	8,456
Total operating expenses	37,438	3,635	1,618	16,191	–		4,801	63,683
Loss from operations	(10,538)	170	(1,618)	3,937	–		(4,801)	(12,850)
Interest income (expense), net	(133)	210	–	–	(870	)(k)	–	(1,893)
					(1,233	)(l)
					133	(m)
Other income, net	77	–	–	–	–		–	77
Loss before income taxes	(10,594)	380	(1,618)	3,937	(1,970)		(4,801)	(14,666)
Provision for income taxes	144	34	–	–	–		– (n)	178
Net (loss) income	$(10,738)	$346	$(1,618)	$3,937	$(1,970)		$(4,801)	$(14,844)

Net loss per share - basic and diluted	$(0.42)							$(0.59)

Weighted-average common shares - basic and diluted	25,281							25,281

See accompanying notes.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED MARCH 31, 2021

(In thousands, except per share data)

	Lantronix	E&S Segment	Pro Forma Debt		Pro Forma		Pro Forma
	Historical	Historical	Financing		Acquisition		Combined

Net revenue	$50,839	$26,037	$–		$–		$76,876
Cost of revenue	27,886	14,389	–		–		42,275
Gross profit	22,953	11,648	–		–		34,601
Operating expenses:
Selling, general and administrative	14,747	6,575	–		–		21,322
Research and development	7,540	3,372	–		–		10,912
Restructuring, severance and related charges	349	–	–		–		349
Acquisition-related costs	178	–	–		(178	)(o)	–
Amortization of purchased intangible assets	2,515	–	–		2,123	(c)	4,638
Total operating expenses	25,329	9,947	–		1,945		37,221
Loss from operations	(2,376)	1,701	–		(1,945)		(2,620)
Interest expense, net	(244)	–	(601	)(k)	–		(1,447)
			(846	)(l)
			244	(m)
Other expense, net	(224)	(10)	–		–		(234)
(Loss) income before income taxes	(2,844)	1,691	(1,203)		(1,945)		(4,301)
Provision for income taxes	145	–	–		–	(n)	145
Net (loss) income	$(2,989)	$1,691	$(1,203)		$(1,945)		$(4,446)

Net loss per share - basic and diluted	$(0.10)						$(0.16)

Weighted-average common shares - basic and diluted	28,617						28,617

See accompanying notes.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with Lantronix (the “Company”) being the accounting acquirer, and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and was based on the historical consolidated financial statements of Lantronix, the E&S Segment and Intrinsyc.

Under ASC Topic 805, all the assets acquired and liabilities assumed in a business combination are recognized at their assumed acquisition-date fair value, while acquisition-related costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the purchase consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. Fair value of the E&S Segment’s identifiable intangible assets and the estimated amortization periods are based primarily on preliminary information and assumptions likely will change, as Lantronix completes a valuation of the E&S Segment’s identifiable assets.

A final determination of fair values of assets acquired and liabilities assumed could differ materially from the preliminary allocation of purchase consideration. This final valuation will be based on the actual net tangible and intangible assets of the business acquired existing as of the assumed closing date. The final valuation may materially change the allocation of purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

The pro forma adjustments represent Lantronix management’s best estimate and are based upon currently available information and certain assumptions that Lantronix believes are reasonable under the circumstances. Lantronix is not aware of any material transactions between Lantronix and the E&S Segment during the periods presented; hence adjustments have not been reflected in the unaudited pro forma condensed combined financial information for any such transaction.

After consummation of the combination with the E&S Segment, Lantronix is performing a comprehensive review of the E&S Segment’s accounting policies. As a result of the review, Lantronix may identify differences between the accounting policies of the two companies which, when conformed, could have a material impact on the combined financial statements. Based on its initial analysis, Lantronix is not aware of any differences that would have a material impact on the combined financial statements.

2.	Financing Transactions

In connection with the acquisition of the E&S Segment, on August 2, 2021 (the “Close Date”), Lantronix entered into (a) a Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank (“SVB”), pursuant to which SVB shall fund up to  $20,000,000 in senior secured credit facilities (the “Senior Credit Facilities”), consisting of a term loan facility of $17,500,000 that was funded on the Close Date and a revolving credit facility of up to $2,500,000, and (b) the Mezzanine Loan and Security Agreement with SVB Innovation Credit Fund VIII, L.P. (“Lender”), pursuant to which Lender funded a $12,000,000 term loan facility (the “Mezzanine Credit Facility”). The proceeds of the Senior Credit Facilities were used to refinance the Company’s outstanding obligations owing to SVB under its existing Second Amended and Restated Loan and Security Agreement dated November 12, 2019, and the remaining proceeds of the Senior Credit Facilities and the proceeds from the Mezzanine Credit Facility were used to fund the purchase price of the E&S Segment, to pay related fees and expenses, and are available for working capital and general corporate purposes.

The Senior Credit Facilities mature on August 2, 2025 and the Mezzanine Credit Facility matures on February 2, 2026. Advances under the Senior Credit Facilities bear interest at LIBOR or the Prime Rate, at the option of the Company, plus a margin that ranges from 3.00% to 4.00% in the case of LIBOR and 1.50% to 2.50% in the case of the Prime Rate, depending on the total leverage of the Company with a LIBOR floor of 0.50% and a Prime Rate floor of 3.25%. Advances under the Mezzanine Credit Facility bear interest at LIBOR or the Prime Rate, at the option of the Company, plus a margin of 9.00% with a floor of 1.00% in the case of LIBOR and a margin of 7.50% with a floor of 3.50% in the case of the Prime Rate.

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3.	Pro Forma Adjustments Related to the Acquisition

The total estimated consideration as shown in the table below is allocated to the E&S Segment’s tangible and intangible assets and liabilities based on their preliminary estimated fair values as of the acquisition date (amounts in thousands):

Consideration:
Cash consideration paid at close of transaction	$24,160
Estimated fair value of earnout consideration	350	(a)
Total purchase consideration	$24,510

Preliminary allocation of consideration:
Book value of TN Companies net assets as of the pro forma acquisition date	$10,076
Adjustments to historical net book value:
Inventories	431	(b)
Identifiable intangible assets	11,495	(c)
Deferred income taxes and income taxes payable	239	(d)
Adjusted book value of TN Companies net assets as of the pro forma acquisition date	$22,241

Adjustment to goodwill	$2,269	(e)

(a)	Amount represents the estimated fair value of cash earnout consideration payable following two successive 180-day intervals after the Close Date based on certain revenue targets of the E&S Segment.

(b)	Amount represents the adjustment to state inventories acquired as of the pro forma acquisition date to estimated fair value, less cost to sell. After the acquisition, the step-up in inventory fair value will increase cost of sales as the inventory is sold. This increase is not reflected in the pro forma condensed combined statements of operations because it does not have a continuing impact.

(c)	The preliminary fair value and allocation of identifiable intangible assets and their estimated useful lives are as follows (dollar amounts in thousands):

			Amortization Expense Based on the Preliminary Allocation of Identifiable Intangible Assets
	Preliminary Estimated Asset Fair Value	Weighted Average Useful Life (Years)	Nine Months Ended March 31, 2021	Year Ended June 30, 2020	Annual Effect of a 10% Increase to the Preliminary Allocation	Annual Effect of a 10% Decrease to the Weighted Average Useful Life
Customer relationship	$7,727	4.0	$1,449	$1,932	$193	$214
Developed technology	947	2.0	355	474	47	52
Order backlog	1,969	1.0	–	1,969	197	–
Trademarks and trade names	852	2.0	320	426	43	47
	$11,495		$2,123	$4,801	$480	$313

Amortization related to the fair value of the finite-lived identifiable intangible assets has been reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations. Lantronix made preliminary assumptions with respect to the fair value of the E&S Segment’s finite-lived identifiable intangible assets and the estimated amortization periods. These assumptions likely will change as Lantronix completes, with the assistance of a third-party appraiser, a valuation of the E&S Segment’s identifiable intangible assets.

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The amortization period for each finite-lived intangible asset is estimated based on analyses of the expected cash flows generated by each respective intangible asset. Complete analyses may take additional time to complete after the closing of the acquisition. Lantronix does not, on the date hereof, have sufficient information as to the amount, timing and risk of cash flows of all these intangible assets. Some of the more significant assumptions inherent in the development of intangible asset values and the amortization period estimates, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including revenue, cost of sales, research and development costs, sales and marketing expenses, and working capital/contributory asset charges), effect from the E&S Segment’s existing royalty and other arrangements, the discount rate selected to measure the risks inherent in the future cash flows, and the assessment of the asset’s life cycle and the competitive trends impacting the asset, as well as other factors.

An increase or decrease of 10% of the preliminary estimated fair value of finite-lived identifiable intangible assets, or approximately $1.15 million, is reasonably possible. A fair value increase or decrease of this magnitude would also result in corresponding increase or decrease to goodwill.

(d)	Amount represents the removal of the E&S Segment’s deferred tax assets and income taxes payable recorded for stand-alone purposes, as these items are not assumed by Lantronix as part of the acquisition.

(e)	Goodwill is calculated as the difference between the assumed acquisition date fair value of the consideration to be paid and the estimated values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized and instead will be tested for impairment at least annually and whenever events or circumstances occur that may indicate a possible impairment. The factors that contributed to a purchase consideration resulting in the recognition of goodwill include Lantronix’s belief the acquisition will create a more diverse company with additional technologies that will enable the combined company to expand its product offerings and Lantronix’s belief that the combined company is committed to improving cost structures and combined efforts after the acquisition should result in a realization of cost savings and an improvement in overall efficiencies.

(f)	Amount reflects total consideration paid for the E&S Segment, including cash consideration as well as the estimated fair value of cash earnout consideration.

(g)	Amount represents payments of the estimated transaction costs for the acquisition of the E&S Segment.

(h)	Amount represents the elimination of the historical equity of the E&S Segment.

(i)	Amount represents the increase in cash and related debt obligations resulting from the execution of the Senior Credit Facilities and the Mezzanine Credit Facility

(j)	Amount represents the elimination of Lantronix’ historical term loan balance that was refinanced with the issuance of the Senior Credit Facilities.

(k)	Amount represents the net increase to interest expense resulting from interest on the Senior Credit Facilities, used to finance the acquisition of the E&S Segment and the amortization of related debt issuance costs.

(l)	Amount represents the net increase to interest expense resulting from interest on the Mezzanine Credit Facility, used to finance the acquisition of the E&S Segment and the amortization of related debt issuance costs.

(m)	Amount represents the net interest expense savings resulting from Lantronix’ historical term loan being refinanced with the issuance of the Senior Credit Facilities.

(n)	Due to valuation allowances on Lantronix’s net deferred tax assets, the unaudited pro forma condensed combined statement of operations does not reflect a statutory rate income tax adjustment for pro forma purposes.

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(o)	Amounts on the unaudited pro forma condensed combined statement of operations represent pro forma adjustments to reverse acquisition-related costs included in the historical financial statements of Lantronix, which are not expected to have a continuing impact on the combined results. Acquisition-related costs consist primarily of consulting, due diligence, and legal fees paid in connection with the acquisitions of the E&S Segment.

(p)	The preliminary fair value and allocation of identifiable intangible assets of Intrinsyc and their estimated useful lives are as follows (dollar amounts in thousands):

			Amortization Expense Based on the Preliminary Allocation of Identifiable Intangible Assets
	Preliminary Estimated Asset Fair Value	Weighted Average Useful Life (Years)	Six Months Ended December 31, 2019	Annual Effect of a 10% Increase to the Preliminary Allocation	Annual Effect of a 10% Decrease to the Weighted Average Useful Life
Developed technology	$2,367	5.0	$237	$47	$53
Customer relationship	9,140	6.0	762	152	170
Order backlog	750	1.2	310	62	69
Non-compete agreements	380	1.0	190	38	–
Trademarks and trade names	240	1.0	120	24	–
	$12,877		$1,618	$323	$292

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